Exhibit 10.1

Execution Version

SECURED PROMISSORY NOTE

Borrower:	NOVABAY PHARMACEUTICALS, INC. 2000 Powell Street Suite 1150, Emeryville, California 94608	Lenders:	PRN PHYSICIAN RECOMMENDED NUTRICEUTICALS, LLC 5 Sentry Pkwy E, Suite 210 Blue Bell, Pennsylvania 19422

Principal Amount: $1,000,000.00	Date of Promissory Note: November 5, 2024

PROMISE TO PAY. FOR VALUE RECEIVED, NOVABAY PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower”), promises to pay to PRN Physician Recommended Nutriceuticals, LLC a Delaware limited liability company, (in such capacity, “Lender”), at the address listed above hereto in lawful money of the United States of America, the aggregate principal amount of ONE MILLION AND 00/100 Dollars ($1,000,000.00) (the “Commitment”), together with interest on the outstanding principal balance of the Loan as set forth below.

ADVANCES: The principal portion of the Loan will be made available to the Borrower in two equal draws:

(a)    The initial draw in the amount of $500,000 will occur on or after November 22, 2024 (the “Initial Draw”); and

(b)    The final draw in the amount of $500,000 will occur on or after December 6, 2024 (the “Final Draw” and, together with the Initial Draw, and each individually, the “Loan”).

PAYMENTS.

(a)    The Borrower will repay the principal amount of the Loan outstanding under this Promissory Note (this “Promissory Note”) in one installment on the earliest of closing of the transactions contemplated by that certain Asset Purchase Agreement dated September 19, 2024 (the “Asset Purchase Agreement”) by and between the Borrower and PRN Physician Recommended Nutriceuticals, LLC (in such capacity, “Buyer”), termination of the Asset Purchase Agreement in accordance with its terms, or February 28, 2025 (the “Maturity Date”). The Borrower and the Lender agree that if and when the Closing (as defined in the Asset Purchase Agreement) occurs all outstanding principal and interest outstanding on the Loan shall be applied as a reduction to the purchase price otherwise payable by the Buyer under the Asset Purchase Agreement and thereafter the Loan shall be deemed discharged in full.

(b)    Interest on the principal amount of the Loan outstanding under this Promissory Note will accrue and be added to the principal balance of the Loan on a monthly basis and paid, in full, in cash, at the same time as principal is due above, or by reason of acceleration pursuant to the terms of this Promissory Note; provided that the Borrower shall have the option to pay interest in cash at the first of every month in lieu of making monthly payments-in-kind.

(c)    Payments shall be made by wire transfer in accordance with the wire instructions set forth on Schedule 1 hereto.

INTEREST RATE. The Loan shall bear interest on the outstanding principal amount thereof from the date hereof at a rate per annum equal to ten percent (10.00%) per annum. Interest shall accrue on the outstanding principal amount of the Loan from the date hereof, but shall not accrue on any portion thereof for the day on which such portion is repaid. Interest shall be due and payable hereunder before and after judgment, and before and after the commencement of any proceeding under any debtor relief laws. The annual interest rate for this Promissory Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. To the extent permitted by applicable law, after the occurrence, and during the continuance, of an Event of Default, the Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the otherwise applicable rate plus two percent (2.00%) per annum.

PREPAYMENT.

(a)    Optional. The Borrower may pay without penalty all or a portion of the Loan and/or any interest thereon earlier than it is due.

(b)    Mandatory. The Borrower shall make a prepayment in full of the outstanding principal amount of the Loan in addition to any accrued and unpaid interest immediately upon any termination of the Asset Purchase Agreement.

SECURITY. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Loan, together with any accrued and unpaid interest thereon and any fees, costs or expenses owing to the Lender hereunder (the “Obligations”), until such time as the Obligations have been paid in full, in cash, the Borrower hereby grants to Lender a continuing security interest in all of the Borrower’s rights, title and interest in and to the following: (a) all Accounts; (b) all Chattel Paper; (c) all Commercial Tort Claims, including those identified on Schedule 2 attached hereto; (d) all Deposit Accounts; (e) all Documents; (f) all Equipment; (g) all Fixtures; (h) all General Intangibles; (i) all Goods; (j) all Instruments; (k) all Inventory; (l) all Investment Property; (m) all Intellectual Property; (n) all Letter-of-Credit Rights; (o) all license agreements (inbound or outbound) of any Intellectual Property; (p) all Money; (q) all Payment Intangibles; (r) all regulatory authorizations; (s) all Software; (t) all Supporting Obligations; and (u) all Accessions and all Proceeds of any and all of the foregoing (collectively, the “Collateral”). The following terms shall have the meanings assigned thereto in the Uniform Commercial Code in the State of New York (the “UCC”): Accession, Account, As-Extracted Collateral, Chattel Paper, Commercial Tort Claim, Document, Equipment, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Property, Letter-of-Credit Right, Payment Intangibles, Proceeds, Software, and Supporting Obligations.

AUTHORIZATION TO FILE FINANCING STATEMENTS. For as long as the Loan is outstanding, the Borrower irrevocably authorizes Lender at any time and from time to time to file in any relevant jurisdiction any initial financing statements and all amendments thereto that (a) indicate the Collateral (i) as “all assets” or “all personal property” of the Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of the UCC. Upon the full payment of the Obligations, Lender shall promptly (within twenty (20) days of such payment) make all required filings to terminate any such financing statements and related amendments and provide Borrower with evidence of such filings.

CONDITIONS PRECEDENT TO EFFECTIVENESS AND FUNDING. The effectiveness of this Promissory Note and the obligation of Lender to make any portion of the Loan shall be subject to the satisfaction (or waiver) of the following conditions precedent on or prior to the date hereof:

(a)    Lender shall have received this Promissory Note duly executed by the Borrower; and

(b)    the Asset Purchase Agreement has been fully executed by Borrower and Buyer and has become the binding obligation of Borrower to Buyer, in accordance with its terms, and such agrees remains in full force and effect, subject to the timing of funding to occur as provided under the section of this Promissory Note titled “Advances” and the following provision regarding funding.

Provided the foregoing conditions to effectiveness have been satisfied upon notice to Lender from Borrower, Lender agrees to fund to Borrower so long as no Event of Default has occurred; provided, that if such notice is received by Lender after 11:00 am on any day, the funds shall be delivered on the next following business banking day. Notice to Lender must be delivered in the same manner as notices to Buyer are to be delivered in accordance with the terms of the Asset Purchase Agreement. The Commitment hereunder shall expire on the Maturity Date.

REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to Lender as of the date hereof, that:

(a) the Borrower is duly formed, validly existing and in good standing under the laws of the state of its formation;

(b) the Borrower has all requisite power and authority, and has received any necessary consents, authorizations or approvals required to carry on its business, enter into this Promissory Note and comply with the terms herein;

(c) the execution, delivery and performance of this Promissory Note does not contravene the terms of the Borrower’s organizational documents;

(d) the Borrower’s assets, and the assets of its subsidiaries, are not subject to any lien, claim or encumbrance except those permitted by section (b) of the Covenants section below; and

(e) this Promissory Note constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and subject to general principles of equity.

COVENANTS. Neither the Borrower, nor any of its direct or indirect subsidiaries, shall, until the Loan, together with all accrued and unpaid interest thereon, has been paid in full:

(a) sell, assign, transfer or otherwise dispose of any of the Collateral other than in the ordinary course of business and in accordance with the covenants set forth in Section 6.01 of the Asset Purchase Agreement (each, an “Asset Sale”) without the express written consent of Lender; provided that the term Asset Sale specifically excludes (i) any sales, transfers or other dispositions of inventory, or obsolete, worn-out or excess furniture, fixtures, equipment or other property, real or personal, tangible or intangible, in each case in the ordinary course of business, and (ii) the actual or constructive total loss of any property or the use thereof resulting from any event of loss;

(b) except as described herein, pledge, hypothecate, grant a lien on or otherwise encumber the Collateral without the express written consent of Lender; provided that the covenants set forth in this clause (b) shall specifically exclude and permit the following:

(i) liens for taxes not yet delinquent or liens for taxes, assessments or governmental charges being contested in good faith and by appropriate proceedings for which adequate reserves in accordance with GAAP have been established;

(ii) liens in respect of property or assets imposed by law that were incurred in the ordinary course of business, such as carriers’, suppliers’, warehousemen’s, materialmen’s and mechanics’ liens and other similar liens arising in the ordinary course of business, that do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower and do not secure any indebtedness;

(iii) liens created by this Promissory Note;

(iv) liens incurred or deposits made in the ordinary course of business in connection with workers compensation, unemployment insurance and other types of social security, and mechanic’s liens, carrier’s liens, and other liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, surety, appeal, customs, performance and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory requirements, common law or consensual arrangements;

(v) leases or subleases granted in the ordinary course of business to others not interfering in any material respect with the business of the Borrower and any interest or title of a lessor under any lease;

(vi) easements, rights-of-way, zoning or other restrictions, covenants, charges, encumbrances, defects in title, prior rights of other persons, and obligations contained in similar instruments, in each case that do not secure borrowed money;

(vii) liens arising from the rights of lessors under leases (including financing statements regarding property subject to lease); provided that such liens are only in respect of the tangible property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor); and

(viii) rights of consignors of goods, whether or not perfected by the filing of a financing statement under the UCC.

(c) fail to maintain its legal existence and good standing in its state of formation;

(d) fail to execute and deliver, as applicable, to Lender such agreements, and do such other things as Lender may reasonably request, in each case, to assure to Lender the effectiveness, perfection and priority of Lender’s security interest in the Collateral hereunder, including such UCC financing statements and continuations or amendments thereof, in order to perfect and maintain the security interests granted hereunder in accordance with the UCC;

(e)     use the proceeds of the Loan for any purpose other than to meet the general working capital needs of the Borrower, its expenses in connection with the transactions contemplated by the Asset Purchase Agreement; for the avoidance of doubt, no proceeds of the Loan may be used to declare a dividend or make any distributions to the shareholders of the Borrower prior to the consummation of the transactions set forth in the Asset Purchase Agreement or repayment of the Obligations; or

(f)    incur any indebtedness, other than trade payables in the ordinary course of business, indebtedness that is unsecured or subordinated to this Promissory Note or as otherwise permitted pursuant to the Asset Purchase Agreement.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Promissory Note:

Payment Default. The Borrower fails to make any payment when due under this Promissory Note (a “Payment Default”).

Other Defaults. The Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Promissory Note, and such failure continues for thirty (30) days other than a violation of Section (e) of the Covenants, which violation shall immediately constitute an Event of Default.

False Statements. Any warranty, representation or statement made or furnished to Lender by the Borrower or on the Borrower’s behalf under this Promissory Note is false or misleading in any material respect at the time made or furnished.

Insolvency. Prior to payment in full of the Obligations, or satisfaction of the Obligations in accordance with the terms of the Asset Purchase Agreement, the dissolution or termination of the Borrower’s existence as a going concern, the appointment of a receiver for any part of the Borrower’s property, any assignment for the benefit of creditors, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Borrower (each, an “Insolvency Event of Default”).

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method against the Collateral, by any creditor of the Borrower.

Breach of Asset Purchase Agreement. Borrower fails to comply with, past any applicable grace period, with any term or provision in the Asset Purchase Agreement.

LENDER’S RIGHTS. Upon any Event of Default, Lender may pursue any remedy available at law (including those available to a secured party under the provisions of the UCC) or in equity to collect, enforce or satisfy any outstanding amounts on the Loan, including any accrued and unpaid interest, then owing, whether by acceleration or otherwise. Without limiting the foregoing, upon any Event of Default Lender shall have the right to pursue any of the following remedies separately, successively or concurrently:

(a) declare the Loan, together with any accrued and unpaid interest, immediately due and payable, without notice of any kind to the Borrower (and, upon an Insolvency Event of Default, the Loan, together with any accrued and unpaid interest, shall be automatically due and payable, without notice of any kind to the Borrower);

(b) file suit and obtain judgment and, in conjunction with any action, Lender may seek any ancillary remedies provided by law or at equity;

(c) take possession of any Collateral without demand, provided that, upon Lender’s demand, Borrower will assemble and make available the Collateral at a place that Lender may designate that is reasonably convenient to both parties;

(d) without taking possession, sell or otherwise dispose of the Collateral at public or private sale in accordance with the UCC and on terms that are commercially reasonable; provided that (i) Lender shall give Borrower written notice of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made, and (ii) such notice shall be personally delivered or mailed, postage prepaid, to Borrower at its address set forth above or otherwise designated in writing to Lender, at least ten (10) days before the earliest time of disposition set forth in such notice;

(e) seek appointment of a receiver to take possession of all or any part of the Collateral, with the power to protect and preserve the Collateral, to operate the Collateral preceding foreclosure or sale, and to apply the proceeds, over and above the cost of receivership, against the Loan and any accrued and unpaid interest thereon;

(f) collect the payments arising from the Collateral; and

(g) if Lender chooses to sell any or all of the Collateral, Lender may obtain a judgment against the Borrower for any deficiency remaining on the Loan and any accrued and unpaid interest thereon after application of amounts received from the exercise of the rights provided herein. Any excess will be returned without interest by Lender to the Borrower.

ARM’S LENGTH TRANSACTION; NO FIDUCIARY DUTY. In connection with all aspects of this Promissory Note (including in connection with any amendment, waiver or other modification hereof), the Borrower and Lender acknowledge and agree, that: (a) (i) the entering into of this Promissory Note is an arm’s length commercial transaction between the Borrower and Lender, (ii)  each of the Borrower and Lender has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii)  each of the Borrower and Lender is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby, and (b)  neither the Borrower nor Lender has any obligation to the other party with respect to the transactions contemplated hereby except those obligations expressly set forth herein. To the fullest extent permitted by law, each party hereto hereby waives and releases any claims that it may have against any other party hereto, with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.

GOVERNING LAW. This Promissory Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of New York.

WAIVER OF JURY TRIAL. The Borrower and Lender each hereby irrevocably waive, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Promissory Note or any other Loan Document or the transactions contemplated hereby or thereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, Lender, or attorney of any other person has represented, expressly or otherwise, that such other person would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Promissory Note and the other Loan Documents by, among other things, the mutual waivers and certifications in this paragraph.

CHOICE OF VENUE. If there is a lawsuit, the Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of any County in the State of New York.

ASSIGNMENT. The Borrower may not assign any of its rights or obligations under this Promissory Note without the prior written consent of Lender. Lender may freely transfer any and all rights under this Promissory Note to any party, including without limitation, an affiliate of Lender; provided that no transfer to any entity that is not an affiliate of the Lender may be effectuated prior to the earliest of (i) the Maturity Date, (ii) the date on which the Obligations are accelerated by reason of the occurrence of an Event of Default, or (iii) the occurrence of an Insolvency Event of Default.

COUNTERPARTS. This Promissory Note may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Promissory Note by facsimile or other electronic transmission means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Promissory Note.

FINAL AGREEMENT. BY SIGNING THIS PROMISSORY NOTE EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES AND (C) THIS PROMISSORY NOTE MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

ADDRESS FOR NOTICES. Any notice required to be given under this Promissory Note shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile or electronic mail (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the applicable address shown near the beginning of this Promissory Note. Any party may change its address for notices under this Promissory Note by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address.

SUCCESSOR INTERESTS. The terms of this Promissory Note shall be binding upon the Borrower, and upon the Borrower’s successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

EXPENSE REIMBURSEMENT; INDEMNIFICATION. (a) Borrower hereby agrees to pay (i) all reasonable and documented out-of-pocket expenses actually incurred by Lender (including the reasonable fees, charges and disbursements of any counsel to Lender), in connection with the drafting, negotiation, or execution of this Agreement or any amendments, modifications or waivers of the provisions hereof or thereof (collectively, the “Loan Documents”) and (ii) any enforcement or protection of its rights (including the exercise of rights and remedies set forth herein) (A) in connection with this Promissory Note and any related documentation, and (B) in connection with the Loan Documents or the Loan made hereunder, including, in each case, all such reasonable and documented out-of-pocket expenses actually incurred during any workout, restructuring or negotiations in respect of the Loan Documents or the Loan.

(b) Borrower shall indemnify Lender and Lender’s affiliates, partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives (each such person, an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any person (including the Borrower or any guarantor) arising out of, in connection with, or as a result of (i) the execution or delivery of this Promissory Note or any other Loan Document, the performance of the parties hereto of its respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or the administration of this Promissory Note or any other Loan Document (including, for the avoidance of doubt, the exercise of any of the rights or remedies set forth herein), (ii) the Loan and the use or proposed use of proceeds therefrom, (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any guarantor, and regardless of whether any Indemnitee is a party thereto; provided; that; such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) The foregoing indemnity provisions shall survive the cancellation of this Promissory Note as to all matters arising or accruing prior to such cancellation and the foregoing indemnity shall survive in the event that Lender elects to exercise any of the remedies as provided under this Promissory Note following any Event of Default hereunder. The Borrower’s indemnity obligations under this section shall not in any way be affected by the presence or absence of covering insurance, or by the amount of such insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part under any insurance policy or policies affecting the Collateral and/or the Borrower’s business activities. Should any claim, action or proceeding be made or brought against Lender by reason of any event as to which the Borrower’s indemnification obligations apply, then, upon Lender’s demand, the Borrower at its sole cost and expense, shall defend such claim, action or proceeding in the Borrower’s name, if necessary, by the attorneys for the Borrower’s insurance carriers (if such claim, action or proceeding is covered by insurance), or otherwise by such attorneys as Lender shall approve. Lender shall also be entitled to engage its own attorneys at its reasonable discretion to defend the Lender and to assist in its defense.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Promissory Note without losing them. The Borrower and any other person who signs, guarantees or endorses this Promissory Note, to the extent allowed by law, waives presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Promissory Note, and unless otherwise expressly stated in writing, no party who signs this Promissory Note shall be released from liability. All such parties waive any right to require Lender to take action against any other party who signs this Promissory Note and agree that Lender may release any party or guarantor; and take any other action deemed necessary by Lender without the consent of or notice to anyone. No waiver of any of any party’s rights hereunder, and no modification or amendment of this Promissory Note, shall be deemed to be made by such party unless the same shall be in writing, duly signed on behalf of such party; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights or obligations of such party in any other respect at any other time.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Promissory Note to be duly executed as of the date first above written.

BORROWER:

NOVABAY PHARMACEUTICALS, INC.

By:	/s/ Justin M. Hall
Name:	Justin M. Hall
Title:	Chief Executive Officer

LENDER:

PRN PHYSICIAN RECOMMENDED NUTRICEUTICALS, LLC

By:	/s/ Wade Richardson
Name:	Wade Richardson
Title:	Chief Financial Officer

Signature Page to Promissory Note